                                                                  Exhibit 3.1(U)

                            ARTICLES OF INCORPORATION

                                       of

                        E.T. WALL, GROWER - SHIPPER, INC.

                                        I

            The name of this Corporation shall be E.T. WALL, GROWER-SHIPPER, INC.

                                       II

            The purposes for which this Corporation is formed are:

            (a) The specific and primary business of this Corporation shall be the ownership and operation of one or more fruit packing houses.

            (b) To engage in any business, related or unrelated to that described in clause (a) of this Article II, from time to time authorized or approved by the Board of Directors of this Corporation or carry on any other trade or business which can, in the opinion of the Board of Directors of the company, be advantageously carried on in connection with or auxiliary to that described in clause (a) of this Article II, and to do all such things as are incidental or conductive to the attainment of the above objects or any of them.

            (c) To become a member of any partnership or joint venture and to enter into any lawful arrangements for sharing profits or losses in any transaction or transactions, and to promote and organize other corporations.

            (d) To guarantee the contracts of customers and others.

            (e) To do business anywhere in the world.


                                       1.

            (f) To have and exercise all powers and rights from time to time granted to a corporation by law.

            The foregoing shall be construed as objects, purposes and powers and the enumeration thereof shall not be held to limit or restrict in any manner the powers now or hereafter conferred on this Corporation by the laws of the State of California.

            The objects, purposes and powers specified herein shall, except as otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles. The objects, purposes and powers specified in each of the clauses or paragraphs of these Articles of Incorporation shall be regarded as independent objects, purposes or powers.

            The Corporation may, in its By-laws, confer powers not in conflict with law, upon its Directors, in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by statute.

                                       III

            The County in the State of California where the principal office for the transaction of the business of the Corporation is located in the County of Riverside.

                                       IV

            (a) The number of Directors of the Corporation is three (3).

            (b) The names and addresses of the persons who are appointed as the first Directors are:

                Stephen K. Nicks          3230 Vine Street

                                          Riverside, California  92502


                                       2.
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                Janice H. Nicks           3230 Vine Street

                                          Riverside, California  92502

                Ray O. Womack             4075 Main Street, #500

                                          Riverside, California  92501

            (c) The number of directors of the Corporation set forth in clause
(a) of this Article IV shall constitute the authorized number of directors until changed by an amendment of these Articles of Incorporation or by a By-law adopted by the vote or written consent of the holders of a majority of the then outstanding shares of stock of the Corporation.

                                        V

            The total number of shares which the Corporation is authorized to issue is ten thousand (10,000) shares. The aggregate par value of all said shares is One Hundred Thousand Dollars ($100,000.00), and the par value of each share is Ten Dollars ($10.00).

            IN WITNESS WHEREOF, for the purposes of forming the Corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this Corporation, and including all of the persons named herein as the first Directors, have executed these Articles of Incorporation this 25 day of November, 1975.

                                               /s/ Stephen K. Nicks
                                               ---------------------------------
                                                    STEPHEN K. NICKS

                                               /s/ Janice H. Nicks
                                               ---------------------------------
                                                    JANICE H. NICKS

                                               /s/ Ray O. Womack
                                               ---------------------------------
                                                    RAY O. WOMACK


                                       3.
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State of California        )
                           ) ss.
County of Riverside        )

            On this 25 day of November, 1975, before me, the undersigned, a Notary Public in and for said State, personally appeared STEPHEN K. NICKS, JANICE H. NICKS, and RAY O. WOMACK, known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation of E.T. WALL GROWER - SHIPPER, INC., and acknowledged to me that they executed the same.

            WITNESS my hand and official seal.

                                           /s/ Robert A. McCarty
                                           -------------------------------------
                                           Notary Public in and for said State.


                                       4.
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NAME CHANGED TO: E.T. WALL COMPANY

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                         E.T. WALL, GROWER-SHIPPER, INC.


            WILLIAM S. SWINFORD and PATRICK A. NIELSON certify that:

            1. They are the President and Secretary, respectively, of E.T. Wall, Grower-Shipper, Inc., a California corporation.

            2. Pursuant to Section 11, Article II of the By-Laws of said corporation, the Board of Directors thereof is authorized to take action by unanimous written consent without a meeting.

            3. By unanimous written consent, the Board of Directors, without a meeting, adopted the following resolution:

            RESOLVED, that Article I of the Articles of Incorporation of E.T. Wall, Grower-Shipper, Inc. be and is hereby amended by changing the name of the corporation from "E.T. WALL, GROWER-SHIPPER, INC." to "E.T. WALL COMPANY" so that, as amended, said Article I shall be and read as follows:

                                        I

            The name of this Corporation shall be E.T. WALL COMPANY.

            4. The sole shareholder has likewise adopted by written consent the wording of the amended Articles of Incorporation as set forth in the Board of Directors' resolution in paragraph 3. hereof.

            5. The number of outstanding shares represented by written consent of the sole shareholder is 5,698; and that the total number of shares entitled to vote on or consent to the amendment is 5,698.



/s/ Patrick A. Nielson                           /s/ William S. Swinford
--------------------------------------------------------------------------------
PATRICK A. NIELSON, Secretary                    WILLIAM S. SWINFORD, President

State of California               )       ss.
City and County of San Francisco  )

            WILLIAM S. SWINFORD and PATRICK A. NEILSON being first duly sown, depose and say: that they are the President and Secretary, respectively, of E.T. WALL, GROWER-SHIPPER, INC., the California corporation named in the above Certificate of Amendment of Articles of Incorporation; that the matters set forth above are true of their own knowledge, and that the foregoing signatures purporting to be the signatures of said WILLIAM S. SWINFORD and PATRICK A. NIELSON are their genuine signatures.

/s/ Patrick A. Nielson                           /s/ William S. Swinford
--------------------------------------------------------------------------------
PATRICK A. NIELSON, Secretary                    WILLIAM S. SWINFORD, President

SUBSCRIBED AND SWORN to before me on July 25, 1984


                                       1.
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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                                E.T. WALL COMPANY
                              a California Company
                        --------------------------------


            DAVID R. SMITH and PATRICK A. NIELSON certify that:

            1. They are the President and Secretary, respectively, of E.T. Wall Company, a California corporation.

            2. Article VI of the Articles of Incorporation of this corporation is added as follows:

            "This corporation is authorized to indemnify its directors, officers, employees and other agents of the corporation while acting in their capacity as directors, officers, employees, or agents, as applicable, to the fullest extent permissible under California law."

            3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

            4. The foregoing Amendment of Articles of Incorporation has been approved by the required shareholders in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares is 100. The number of shares voting in favor of the amendment equalled or exceeded the vote required. The percentage vote required was more than 50%.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

            Dated as of the 11th day of June, 1990.

                                                  /s/ David R. Smith
                                                  ------------------------------
                                                  David R. Smith

                                                  /s/ Patrick A. Nielson
                                                  ------------------------------
                                                  Patrick A. Nielson